First Quarter 2014 Earnings Presentation April 29, 2014 NASDAQ • TRS

Forward-Looking Statements Any “forward-looking” statements contained herein, including those relating to market conditions or the Company’s financial condition and results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, the Company’s leverage, liabilities imposed by the Company’s debt instruments, market demand, competitive factors, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2013, and in the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements. In this presentation, certain non-GAAP financial measures may be used. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure may be found at the end of this presentation or in the first quarter 2014 earnings release available on the Company’s website. Additional information is available at www.trimascorp.com under the “Investors” section. 2

Agenda • Opening Remarks • Financial Highlights • Segment Highlights • Outlook and Summary • Questions and Answers • Appendix 3

Opening Remarks – First Quarter Results • Record Q1 sales of approximately $368 million – growth of nearly 9% compared to Q1 2013 – Results from bolt-on acquisitions and organic initiatives adding to top-line • Q1 2014 operating profit(1) improved more than 13% with a 30 basis point improvement in margin percentage compared to Q1 2013 • Q1 2014 headwinds included energy-related end markets, tax rate and higher level of shares outstanding • Increased focus on margin improvement and productivity • Sequential improvement in energy-related businesses – execution of improvement plans, as well as some market recovery Key 2014 growth and margin improvement programs are on track. 4 (1) Operating Profit excluding “Special Items.” “Special Items” for each period are provided in the Appendix.

TriMas Key Initiatives & Accomplishments 5 Growth – New Products, Global Expansion & Bolt-on Acquisitions • Completing second packaging plant in China for in-country sales – shipping in April • Acquired remaining 30% of Arminak in Packaging • Multiple contract wins for Energy leveraging our combined seals and fasteners offering • Shipping OEM aerospace collars out of Arizona plant; new distribution contract • Mac Fasteners aerospace acquisition improving bookings and higher-spec products • Arrow launched new higher horsepower engine and sold compressor fleet; positive customer reactions • Successful integration of Q4 asset acquisition into Huntsville cylinder plant • New Cequent Reynosa plant providing increased sales opportunities in Mexico • Consolidation of Cequent’s acquisitions in Brazil complete • Cequent retail sales increased due to broader product portfolio, offsetting weather challenges Achieved 9% revenue growth in quarter – focused on “bright spots” in growing markets.

TriMas Key Initiatives & Accomplishments 6 Margin Expansion & Productivity • Q1 productivity projects on track • New Cequent Reynosa plant running at previous production rates • Increased launch and sales efforts of specialty and engineered products in Energy • Trained 40 green belts; implementing projects • Acquisition integration acceleration yielding positive results • Continued purchasing consolidation of freight, MRO, supplies etc. • Price actions and focus on higher margin products at Lamons and Arrow • Plans to grow highest margin businesses (Packaging and Aerospace) at faster rates • Continued to fine tune Lamons’ footprint Increased focus on margin expansion, productivity and lean initiatives.

Financial Highlights

First Quarter Summary

(Unaudited, dollars in millions, except per share amounts)

		Q1 2014		Q1 2013	% Chg
Revenue	$	367.7	$	337.8	8.9%
Operating Profit	$	32.6	$	23.7	37.3%
Excl. Total Special Items (1), Operating Profit would have been:	$	33.6	$	29.6	13.5%
Excl. Total Special Items (1), Operating Profit margin would have been:		9.1%		8.8%	30 bps
Income	$	19.4	$	14.0	38.0%
Income attributable to TriMas Corporation	$	18.6	$	13.2	40.9%
Excl. Total Special Items (1), Income attributable to TriMas Corporation would have been:	$	19.2	$	17.4	10.7%
Diluted earnings per share, attributable to TriMas Corporation	$	0.41	$	0.33	24.2%
Excl. Total Special Items (1), diluted earnings per share attributable to TriMas Corporation would have been:	$	0.43	$	0.44	-2.3%
Free Cash Flow (2)	$	(33.7)	$	(51.9)	35.0%
Total Debt	$	398.2	$	506.2	-21.3%

- Sales increased 8.9% as compared to Q1 2013 as a result of acquisitions and organic initiatives, offsetting challenges in energy end markets and the Q3 2013 disposition of the Italian rings and levers business
- Q1 operating profit(1) and the related margin percentage improved due to productivity and cost reduction initiatives, partially offset by a less favorable product sales mix related to recent acquisitions which have lower initial margins
- Q1 income(1) increased 10.7%, while Q1 EPS(1) decreased slightly due to a higher tax rate and more than 13% higher weighted average shares outstanding in Q1 2014 as compared to Q1 2013
- Q1 Free Cash Flow(2) ahead of last year by $18.2 million and Total Debt decreased 21.3% as compared to Q1 2013 – both as expected

TriMas Corporation

(1) Defined as operating profit, excluding "Special Items," and net income and diluted earnings per share attributable to TriMas Corporation, excluding "Special Items." "Special Items" for each period are provided in the Appendix.
(2) Free Cash Flow is defined as Cash Flows from Operating Activities less Capital Expenditures.

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$630 $515 $495 $470 $422 $306 $398 $200 $300 $400 $500 $600 $700 To tal D e b t Total Debt Leve ra ge R ati o Leverage Ratio 5x 3x 4x 2x 1x 9 ($ in millions) Capitalization Total Debt and Leverage Ratio (including A/R Facility) • Reduced interest expense by $1.7 million, or more than 30%, in Q1 2014 as compared to Q1 2013 • Effective weighted average rate on variable rate borrowings decreased 100 basis points to approximately 1.8% as compared to Q1 2013 • Q1 2014 leverage ratio of 1.99x as compared to 2.70x as of Q1 2013 • October 2013 refinance reduced rates and extended maturities • In April 2014, amended accounts receivable facility to lower rates and extend maturity until October 2018 As of March 31, 2014, TriMas had $352.4 million of cash and available liquidity under its revolving credit and accounts receivable facilities.

Segment Highlights

Packaging Q1 2014 Results: • Sales increased primarily as a result of specialty systems product sales gains — Increased demand from North American and European dispensing customers, as well as additional business wins in Asia — Improved demand in Europe for industrial closures, offset by the divestiture of the Italian industrial rings and levers business during Q3 2013 • Operating profit and margin increased primarily due to higher sales, a more favorable product sales mix, savings from ongoing productivity and automation initiatives, and continued margin expansion of past acquisitions • Acquired the remaining 30% interest of Arminak (Unaudited, dollars in millions) Key Initiatives: • Target specialty dispensing and closure products in higher growth end markets — Beverage, food, nutrition, personal care and pharmaceutical • Increase focus on Asian market and cultivate other emerging market opportunities • Ramp up second plant in China to improve cost structure and flexibility • Further integrate acquisitions into global sales network, while growing margins • Provide solutions focused on customer needs, differentiation and delivery speed • Increase low cost sourcing and leverage flexible manufacturing footprint • Ensure new products continue to have barriers to entry 11 Net Sales Q1-13 Q1-14 $74.4 $81.4 9.5% Operating Profit Q1-13 Q1-14 $14.6 $18.4 25.5%

Energy Q1 2014 Results: • Sales decreased due to the lower levels of turnaround activity and maintenance spend in refining and petrochemical markets • Operating profit and margin was negatively impacted by the slow down, which resulted in a less favorable product mix toward standard gaskets and bolts, and increased SG&A expenses from recent acquisitions • On a sequential basis, sales, operating profit and margins improved in Q1 2014 as compared to the Q4 2013 • Increased focus on productivity and margin improvement initiatives Key Initiatives: • Expand business capabilities with major customers globally by replicating U.S. branch strategy and success • Optimize geographic footprint by selling all products at all locations • Execute on growth and profitability initiatives in Brazil and other emerging markets • Increase sales of highly-engineered specialty products • Vertically integrate, maximize supply chain and drive lean initiatives to lower costs and improve margins 12 (Unaudited, dollars in millions) Net Sales Q1-13 Q1-14 $54.9 $52.8 -3.9% Operating Profit Q1-13 Q1-14 -55.7% $5.9 $2.6

Aerospace & Defense Key Initiatives: • Expand aerospace fastener product lines to increase content and applications • Leverage positive end market trends of composite aircraft and robotic assembly • Capture incremental opportunities in emerging markets • Drive ongoing lean initiatives to lower working capital and reduce costs • Continue to integrate Martinic Engineering and Mac Fasteners; consider other complementary bolt-on acquisitions • Manage existing defense contracts Q1 2014 Results: • Sales increased in the aerospace business primarily as a result of recent acquisitions, which expanded our content on aircraft, and higher blind bolt sales • Operating profit increased due to higher sales levels and the ramp-up of aerospace collar production • Operating profit margin was impacted by a less favorable product sales mix within the product lines and lower margins associated with the recent acquisitions • Aircraft frame manufacturers continue to ramp-up build rates with growth in backlog 13 (Unaudited, dollars in millions) Net Sales Q1-13 Q1-14 $21.0 $29.5 40.9% Operating Profit Q1-13 Q1-14 38.1% $3.8 $5.2

Engineered Components Key Initiatives: • Expand complementary product lines at well-sites and grow compression products – product diversification decreases cyclicality • Grow products to support the shift toward increased use of natural gas and production in shale formations • Integrate recent cylinder acquisition to leverage cost structure • Continue to expand product offering and geographies • Continue to improve working capital turnover Q1 2014 Results: • Sales of engines, compressors and other well-site content increased due to slightly improved levels of demand and the sale of the compressor fleet • Sales of industrial cylinders increased primarily due to the asset acquisition from Worthington in November 2013 • Operating profit and related margin improved due to the increased sales levels, with margin improvement resulting from continued productivity and cost reduction initiatives, as well as the operating leverage from relatively flat SG&A spending 14 (Unaudited, dollars in millions) Net Sales $55.4 Q1-13 Q1-14 $46.3 19.8% Operating Profit Q1-13 Q1-14 38.2% $5.7 $7.9

Cequent (APEA & Americas) $46.4 Q1 2014 Results: • Sales in Americas were relatively flat, as increased retail sales were offset by a decrease in aftermarket sales related to higher sales levels in Q1 2013 as customers built safety stock in anticipation of the production move to Mexico • Americas operating profit(1) and margin percentage were relatively flat, as savings generated from the manufacturing move to Mexico were offset by incremental expenses related to inefficiencies and changing the distribution footprint in connection with the move completion, and higher SG&A from acquisitions • APEA sales increased due to continued geographic expansion including its recent acquisitions, partially offset by the negative impact of currency exchange • APEA operating profit and margin decreased as profit from higher sales volumes was more than offset by the incremental, ongoing SG&A and integration costs related to the recent acquisitions Key Initiatives: • Globalize full product line and strong brands for market share and cross-selling • Expand sales in new growing geographies and support global customer needs • Manage utilization of flexible manufacturing footprint in Thailand and Mexico • Integrate opportunistic, bolt-on acquisitions to capture synergies • Utilize lean to continue to reduce fixed costs and simplify the businesses for better customer service and operating effectiveness • Continue to reduce working capital requirements APEA Americas 15 APEA Americas (1) Excluding “Special Items” for each period which are provided in the Appendix. (Unaudited, dollars in millions) $39.5 $109.1 Net Sales $32.1 $109.2 Q1-13 Q1-14 $148.6 $141.3 5.2% $2.5 $6.7 Operating Profit (1) $3.2 $6.5 Q1-13 Q1-14 $9.2 -5.4% $9.7

Outlook and Summary

TriMas Planning Process Operating Reviews Strategic Plan People Plan Budget Board Reviews Incentive Plan Risk Mgmt Update JAN FEB MAR APR MAY JUN JUL AUG SEP OCT NOV DEC Rolling Plans & Forecasts Incentive Plan & Budget Strategic Plan People Plan Operating Plan Repeatable structured processes drive accountability and performance. 17 • Operating Reviews: Management team visits businesses quarterly; more frequent meetings for any “off-track” initiatives • Strategic Plan: Based on a 3-year horizon; agree on growth and productivity programs • People Plan: Includes succession planning, “high-potential” retention and need assessment • Budget and Operating Plans: Detailed look at Year One of Strategic Plan • Incentive Plan: Includes short-term and long-term incentive planning and tracking • Other Processes: Acquisitions, Environmental Health & Safety, Governance & Compliance, Employee Communications & Engagement External Risks Strategic Risks Internal Risks Emerging Risks

Strategic Aspirations Strategic aspirations are the foundation for the future. 18 • Generate high single-digit top-line growth • Invest in growing end markets through new products, global expansion and acquisitions • Enhance margins through productivity initiatives, leveraging costs and business mix • Grow earnings faster than revenue growth • Optimize capital structure • Strive to be a great place to work

2014 Outlook Outlook as of 2/20/14 and 4/29/2014 Sales Growth 6% to 8% Earnings Per Share, diluted(1) $2.15 to $2.25 Free Cash Flow(2) $55 to $65 million (1) Defined as diluted earnings per share attributable to TriMas Corporation, excluding “Special Items.” (2) Defined as Cash Flow from Operating Activities less Capital Expenditures. Line of sight on outlook ranges; will provide quarterly updates. 19

TriMas Value Proposition Growth > End Markets Clear goals, high-performance teams and streamlined processes drive enhanced results. 20 • Multiple projects in all businesses • Geographic • Product • Customer penetration • Acquisitions Stability • Consumer • Industrial • Agricultural • Aerospace • Energy • Geographic diversity • Customer diversity Margin Expansion & Funds Growth • Rationalization • Optimization of global supply chain • Lean initiatives • Better cost positions • Non-operational efficiencies • Earnings growth > sales growth • Strong cash flow dynamics • Increased return on capital Balanced Portfolio Productivity Growth Opportunities Increased Enterprise Value

Questions & Answers

Appendix

Condensed Consolidated Balance Sheet

(Unaudited, dollars in thousands)

	March 31, 2014	December 31, 2013
Assets		
Current assets:		
Cash and cash equivalents	$ 31,820	$ 27,000
Receivables, net	226,380	180,210
Inventories	269,900	270,690
Deferred income taxes	18,340	18,340
Prepaid expenses and other current assets	19,780	18,770
Total current assets	566,220	515,010
Property and equipment, net	208,360	206,150
Goodwill	310,700	309,660
Other intangibles, net	214,760	219,530
Other assets	48,910	50,430
Total assets	$ 1,348,950	$ 1,300,780
Liabilities and Shareholders' Equity		
Current liabilities:		
Current maturities, long-term debt	$ 14,000	$ 10,290
Accounts payable	159,460	166,090
Accrued liabilities	80,240	85,130
Total current liabilities	253,700	261,510
Long-term debt	384,190	295,450
Deferred income taxes	53,920	64,940
Other long-term liabilities	102,270	99,990
Total liabilities	794,080	721,890
Redeemable noncontrolling interests	-	29,480
Total shareholders' equity	554,870	549,410
Total liabilities and shareholders' equity	$ 1,348,950	$ 1,300,780

TRIMAS CORPORATION

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Consolidated Statement of Income

(Dollars in thousands, except for per share amounts)

	Three months ended March 31, 2014	Three months ended March 31, 2013
	(unaudited)	
Net sales	$ 367,740	$ 337,780
Cost of sales	(271,160)	(254,380)
Gross profit	96,580	83,400
Selling, general and administrative expenses	(63,990)	(59,660)
Operating profit	32,590	23,740
Other expense, net:		
Interest expense	(3,470)	(5,210)
Other expense, net	(1,020)	(2,230)
Other expense, net	(4,490)	(7,440)
Income before income tax expense	28,100	16,300
Income tax expense	(8,720)	(2,260)
Net income	19,380	14,040
Less: Net income attributable to noncontrolling interests	810	860
Net income attributable to TriMas Corporation	$ 18,570	$ 13,180
Earnings per share attributable to TriMas Corporation - basic:		
Net income per share	$ 0.41	$ 0.34
Weighted average common shares - basic	44,768,594	39,234,780
Earnings per share attributable to TriMas Corporation - diluted:		
Net income per share	$ 0.41	$ 0.33
Weighted average common shares - diluted	45,186,114	39,790,524

TriMas Corporation

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Consolidated Statement of Cash Flow

(Dollars in thousands)

	Three months ended March 31, 2014	2013
	(unaudited)	
Cash Flows from Operating Activities:		
Net income	$ 19,380	$ 14,040
Adjustments to reconcile net income to net cash used for operating activities, net of acquisition impact:		
Loss on dispositions of property and equipment	70	10
Depreciation	8,030	7,050
Amortization of intangible assets	5,480	5,080
Amortization of debt issue costs	480	440
Deferred income taxes	(2,820)	(1,640)
Non-cash compensation expense	2,280	2,680
Excess tax benefits from stock based compensation	(760)	(910)
Increase in receivables	(44,960)	(38,280)
(Increase) decrease in inventories	1,800	(3,690)
(Increase) decrease in prepaid expenses and other assets	100	(3,560)
Decrease in accounts payable and accrued liabilities	(13,910)	(18,710)
Other, net	160	(440)
Net cash used for operating activities, net of acquisition impact	(24,670)	(37,930)
Cash Flows from Investing Activities:		
Capital expenditures	(9,030)	(13,950)
Acquisition of businesses, net of cash acquired	-	(28,230)
Net proceeds from disposition of assets	240	520
Net cash used for investing activities	(8,790)	(41,660)
Cash Flows from Financing Activities:		
Proceeds from borrowings on term loan facilities	46,750	54,110
Repayments of borrowings on term loan facilities	(46,340)	(48,840)
Proceeds from borrowings on revolving credit and accounts receivable facilities	331,120	268,800
Repayments of borrowings on revolving credit and accounts receivable facilities	(239,900)	(190,800)
Distributions to noncontrolling interests	(580)	(550)
Payment for noncontrolling interests	(51,000)	-
Shares surrendered upon vesting of options and restricted stock awards to cover tax obligations	(2,670)	(3,530)
Proceeds from exercise of stock options	140	170
Excess tax benefits from stock based compensation	760	910
Net cash provided by financing activities	38,280	80,270
Cash and Cash Equivalents:		
Increase for the period	4,820	680
At beginning of period	27,000	20,580
At end of period	$ 31,820	$ 21,260
Supplemental disclosure of cash flow information:		
Cash paid for interest	$ 3,010	$ 3,900
Cash paid for taxes	$ 2,660	$ 7,280

TRIMAS CORPORATION

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Company and Business Segment Financial Information

(Dollars in thousands)

	Three months ended March 31, 2014	Three months ended March 31, 2013
	(unaudited)	
Packaging		
Net sales	$ 81,430	$ 74,350
Operating profit	$ 18,360	$ 14,630
Energy		
Net sales	$ 52,780	$ 54,920
Operating profit	$ 2,600	$ 5,870
Aerospace & Defense		
Net sales	$ 29,540	$ 20,970
Operating profit	$ 5,180	$ 3,750
Engineered Components		
Net sales	$ 55,430	$ 46,270
Operating profit	$ 7,880	$ 5,700
Cequent APEA		
Net sales	$ 39,470	$ 32,090
Operating profit	$ 2,500	$ 3,180
Cequent Americas		
Net sales	$ 109,090	$ 109,180
Operating profit	$ 5,710	$ 700
Special Items to consider in evaluating operating profit:		
Severance and business restructuring costs	$ 980	$ 5,830
Excluding Special Items, operating profit would have been	$ 6,690	$ 6,530
Corporate Expenses		
Operating loss	$ (9,640)	$ (10,090)
Total Company		
Net sales	$ 367,740	$ 337,780
Operating profit	$ 32,590	$ 23,740
Total Special Items to consider in evaluating operating profit	$ 980	$ 5,830
Excluding Special Items, operating profit would have been	$ 33,570	$ 29,570

TriMas Corporation

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Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures

(Unaudited, dollars in thousands, except for per share amounts)

	Three months ended March 31, 2014	Three months ended March 31, 2013
Net income, as reported	$ 19,380	$ 14,040
Less: Net income attributable to noncontrolling interests	810	860
Net income attributable to TriMas Corporation	18,570	13,180
After-tax impact of Special Items to consider in evaluating quality of net income:		
Severance and business restructuring costs	670	4,200
Excluding Special Items, net income attributable to TriMas Corporation would have been	$ 19,240	$ 17,380

	Three months ended March 31, 2014	Three months ended March 31, 2013
Diluted earnings per share attributable to TriMas Corporation, as reported	$ 0.41	$ 0.33
After-tax impact of Special Items to consider in evaluating quality of EPS:		
Severance and business restructuring costs	0.02	0.11
Excluding Special Items, EPS would have been	$ 0.43	$ 0.44
Weighted-average shares outstanding for the three months ended March 31, 2014 and 2013	45,186,114	39,790,524

	Three months ended March 31, 2014	Three months ended March 31, 2013
Operating profit (excluding Special Items)	$ 33,570	$ 29,570
Corporate expenses	9,640	10,090
Segment operating profit (excluding Special Items)	$ 43,210	$ 39,660
Segment operating profit margin (excluding Special Items)	11.8%	11.7%

TriMas Corporation

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Enhanced Debt Structure

(Unaudited, dollars in thousands)

	March 31, 2014		December 31, 2013	
Cash and Cash Equivalents	$	31,820	$	27,000
Credit Agreement		328,540		246,130
Receivables facility and other		69,650		59,610
		398,190		305,740
Total Debt	$	398,190	$	305,740
Key Ratios:				
Bank LTM EBITDA	$	212,990	$	196,990
Interest Coverage Ratio		13.90 x		11.08 x
Leverage Ratio		1.99 x		1.67 x
Bank Covenants:				
Minimum Interest Coverage Ratio		3.00 x		3.00 x
Maximum Leverage Ratio		3.50 x		3.50 x

As of March 31, 2014, TriMas had $352.4 million of cash and available liquidity under its revolving credit and accounts receivable facilities.

TRIMAS CORPORATION

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LTM Bank EBITDA as Defined in Credit Agreement

(Unaudited, dollars in thousands)

Net income attributable to TriMas Corporation for the twelve months ended March 31, 2014	$	85,410
Interest expense, net (as defined)		16,590
Income tax expense		24,850
Depreciation and amortization		51,960
Non-cash compensation expense		8,800
Other non-cash expenses or losses		4,550
Non-recurring expenses or costs in connection with acquisition integration		15,000
Acquisition integration costs		820
Debt extinguishment costs		2,460
Permitted dispositions		(1,060)
Permitted acquisitions		3,610
Bank EBITDA - LTM Ended March 31, 2014 [(1)]	$	212,990

[(1)] As defined in the Credit Agreement dated October 16, 2013

TriMas Corporation

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